Exhibit 3.65

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “URS OPERATING SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1994, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “URS CONSULTANTS, INC. – OPERATING AND MAINTENANCE SERVICES” TO “URS OPERATING SERVICES, INC.”, FILED THE SEVENTEENTH DAY OF JANUARY, A.D. 1995, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “URS OPERATING SERVICES, INC.” TO “URS GREINER OPERATING SERVICES, INC.”, FILED THE NINTH DAY OF SEPTEMBER, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWELFTH DAY OF JUNE, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “URS GREINER OPERATING SERVICES, INC.” TO “URS GREINER WOODWARD-CLYDE OPERATING SERVICES, INC.”, FILED THE TWELFTH DAY OF NOVEMBER,

Harriet Smith Windsor, Secretary of State
2462295 8100H	AUTHENTICATION: 7013533
081180763	DATE: 12-10-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “URS GREINER WOODWARD-CLYDE OPERATING SERVICES, INC.” TO “URS OPERATING SERVICES, INC.”, FILED THE FOURTEENTH DAY OF JUNE, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 2001, AT 3 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “URS OPERATING SERVICES, INC.”.

Harriet Smith Windsor, Secretary of State
2462295 8100H	AUTHENTICATION: 7013533
081180763	DATE: 12-10-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 12/22/1994 944254090 – 2462295

CERTIFICATE OF INCORPORATION

OF

URS CONSULTANTS, INC. – OPERATING AND MAINTENANCE SERVICES

1. The name of the corporation is

URS Consultants, Inc. – Operating and Maintenance Services

2. The address of its registered office in the State of Delaware is corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act: or activity for which corporations may be organized under the General Corporation Law of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United states or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($ 1.00) amounting in the aggregate to One Thousand Dollars ($ 1,000).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

Carol Brummerstedt	100 California Street, Suite 500 San Francisco, California 94111

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my set act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22 day of December, 1994.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

URS CONSULTANTS, INC. - OPERATING AND MAINTENANCE SERVICES

The undersigned, being the sole Incorporator of URS CONSULTANTS, INC. - OPERATING AND MAINTENANCE SERVICES, a corporation organized and existing under and by virtue of the General Corporation Law of the State of delaware,

DOES HEREBY CERTIFY:

FIRST:	That Article 1 of the certificate of Incorporation be and it hereby is amended to read as follows:

1. The name of the corporation is URS Operating Services, Inc.

SECOND:	That the corporation has not received any payment for any of its stock.

THIRD:	That the amendment was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this certificate this 13th day of January 1995.

Carol Brummerstedt
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 01/17/1995 950011703 – 2462295

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

URS OPERATING SERVICES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is URS Operating Services, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation is URS Greiner Operating Services, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on August 28, 1996

Carol Brummerstedt, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/09/1996 960260104 – 2462295

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/12/1998 981228923 – 2462295

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

URS Greiner Operating Services, Inc.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 19, 1998.

Carol Brummerstedt, Assistant Secretary

DE BC D-:COA CERTIFICATE OF CHANGE 03/96

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/12/1998 981436351 – 2462295

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

URS GREINER OPERATING SERVICES, INC.

URS GREINER OPERATING SERVICES, INC., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the beet interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST: The name of this corporation shall be:

URS GREINER WOODWARD-CLYDE OPERATING SERVICES, INC.

SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

IT WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Carol Brummerstedt, its Secretary, this 12th Day of November, 1998.

Carol Brummerstedt, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/14/2000 001302419 – 2462295

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

URS GREINER WOODWARD-CLYDE OPERATING SERVICES, INC.

* * *

URS Greiner Woodward-Clyde Operating Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST: The name of the corporation shall be

URS OPERATING SERVICES, INC.”

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

IT WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Carol Brummerstedt, its Secretary this 14th day of June, 2000.

Carol Brummerstedt, Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

URS Operating Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of URS Operating Services, Inc. adopted the following resolution on the 1st day of November, 2000.

Resolved, that the registered office of Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808 in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, URS Operating Services, Inc. has caused this statement to be signed by Daniel Hutchins, its Vice President, this 7th day of February, 2001.

Daniel Hutchins, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 02/07/2001 010063051 – 2462295